Exhibit 99.1

Stewart Reports First Quarter 2023 Results

  Challenging real estate environment continued through the first quarter 2023, including a historically low level of existing homes sales
  Total revenues of $524.3 million ($526.1 million on an adjusted basis) compared to $852.9 million ($815.0 million on an adjusted basis) in the prior year quarter
  Net loss of $8.2 million ($6.8 million net loss on an adjusted basis) compared to net income of $57.9 million ($55.8 million on an adjusted basis) in the prior year quarter
  Diluted loss per share of $0.30 ($0.25 diluted loss per share on an adjusted basis) compared to prior year quarter diluted earnings per share of $2.11 ($2.03 on an adjusted basis)

HOUSTON, April 26, 2023 /PRNewswire/ -- Stewart Information Services Corporation (NYSE: STC) today reported a net loss attributable to Stewart for the first quarter 2023 of $8.2 million ($0.30 per diluted share), compared to net income attributable to Stewart of $57.9 million ($2.11 per diluted share) for the first quarter 2022. On an adjusted basis, Stewart's first quarter 2023 net loss was $6.8 million ($0.25 per diluted share) compared to net income of $55.8 million ($2.03 per diluted share) in the first quarter 2022. First quarter 2023 pretax loss before noncontrolling interests was $10.2 million ($8.4 million pretax loss on an adjusted basis) compared to pretax income before noncontrolling interests of $79.6 million ($76.9 million on an adjusted basis) for the first quarter 2022.

First quarter 2023 results included $1.8 million of pretax net realized and unrealized losses, primarily composed of net unrealized losses on fair value changes of equity securities investments and realized losses on sales of investment securities. First quarter 2022 results included $4.1 million of pretax net realized and unrealized gains, primarily composed of net unrealized gains on fair value changes of equity securities investments and realized gains on title plant and other asset sales.

"Our first quarter results were impacted by historically low transaction volumes, driven by an elevated interest rate environment, as well as a seasonally slower first quarter," commented Fred Eppinger, chief executive officer. "We remain focused on our long-term strategies of transforming Stewart into a stronger and more resilient company. We are managing our operations in this challenging environment by balancing cost discipline with investment opportunities that we expect will have a positive impact on our business over the long term. Stewart has made significant progress in becoming a stronger company and will continue to invest opportunistically to build a more resilient company."

Selected Financial Information

Summary results of operations are as follows (dollars in millions, except per share amounts, and amounts may not add as presented due to rounding):

	Quarter Ended March 31,
	2023	2022

Total revenues	524.3	852.9
Pretax (loss) income before noncontrolling interests	(10.2)	79.6
Income tax benefit (expense)	4.9	(17.7)
Net income attributable to noncontrolling interests	(3.0)	(4.0)
Net (loss) income attributable to Stewart	(8.2)	57.9
Non-GAAP adjustments, after taxes	1.4	(2.1)
Adjusted net (loss) income attributable to Stewart*	(6.8)	55.8
Net (loss) income per diluted Stewart share	(0.30)	2.11
Adjusted net (loss) income per diluted Stewart share*	(0.25)	2.03

* Adjusted net (loss) income and adjusted net (loss) income per diluted share are non-GAAP measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title Segment

Summary results of the title segment are as follows (dollars in millions, except pretax margin):

	Quarter Ended March 31,
	2023	2022	% Change

Operating revenues	456.9	722.0	(37%)
Investment income	6.6	3.6	82%
Net realized and unrealized (losses) gains	(1.8)	3.8	(148%)
Pretax (loss) income	(0.7)	82.8	(101%)
Non-GAAP adjustments to pretax (loss) income	4.6	(2.0)
Adjusted pretax income*	3.9	80.8	(95%)
Pretax margin	(0.1%)	11.4%
Adjusted pretax margin*	0.8%	11.1%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title segment operating revenues for the first quarter 2023 decreased $265.1 million, or 37 percent, compared to the first quarter 2022, primarily due to volume declines in our direct title and agency operations, while total segment operating expenses decreased $184.3 million, or 28 percent, primarily due to lower revenues. Agency retention expenses in the first quarter 2023 decreased $125.5 million, or 38 percent, due to reduced gross agency revenues, while the average independent agency remittance rate in the first quarter 2023 was 17.4 percent compared to 18.1 percent in the prior year quarter.

Total employee costs and other operating expenses in the first quarter 2023 decreased $49.6 million, or 18 percent, compared to the prior year quarter, and as a percentage of operating revenues, these expenses were 50.4 percent in the first quarter 2023 compared to 38.8 percent in the first quarter 2022, primarily due to lower revenues in the first quarter 2023. Title loss expense in the first quarter 2023 decreased $11.5 million, or 40 percent, compared to the prior year quarter, primarily due to lower title revenues. As a percentage of title revenues, title loss expense was 3.9 percent in the first quarter 2023 compared to 4.0 percent in the first quarter 2022.

The title segment's net realized and unrealized losses and gains in the first quarters 2023 and 2022 were primarily driven by fair value changes of equity securities investments and realized losses and gains on sale of investment securities. Additionally, the segment recorded a realized gain of $1.0 million on a title plant sale during the first quarter 2022. Investment income in the first quarter 2023 increased $3.0 million, compared to the prior year quarter, primarily as a result of higher interest income resulting from increased interest rates and higher short-term investments in the first quarter 2023. Included in the total non-GAAP adjustments to pretax (loss) income were total acquired intangible asset amortization expenses in the first quarters 2023 and 2022 of $2.8 million and $1.8 million, respectively.

Direct title revenues information is presented below (dollars in millions):

	Quarter Ended March 31,
	2023	2022	% Change

Non-commercial:
Domestic	150.3	220.2	(32%)
International	19.2	31.5	(39%)
	169.5	251.7	(33%)
Commercial:
Domestic	32.7	56.4	(42%)
International	5.7	9.7	(41%)
	38.4	66.1	(42%)
Total direct title revenues	207.9	317.8	(35%)

Total non-commercial domestic revenues decreased $69.9 million, or 32 percent, primarily due to a 50 percent decline in residential purchase and refinancing transactions during the first quarter 2023 compared to the prior year quarter. Domestic commercial revenues in the first quarter 2023 decreased $23.7 million, or 42 percent, primarily due to 11 percent lower commercial orders closed and lower transaction size compared to the prior year quarter. Average domestic commercial fee per file in the first quarter 2023 was $8,300, which was 34 percent lower compared to $12,700 in the first quarter 2022, while average residential fee per file in the first quarter 2023 increased 30 percent to $3,400, compared to $2,600 in the prior year quarter due to a higher purchase mix in the first quarter 2023. Total international revenues in the first quarter 2023 declined by $16.3 million, or 40 percent, primarily as a result of lower transaction volumes in our Canadian operations compared to the prior year quarter.

Real Estate Solutions Segment

Summary results of the real estate solutions segment are as follows (dollars in millions):

	Quarter Ended March 31,
	2023	2022	% Change

Operating revenues	62.6	89.4	(30%)
Pretax income	1.4	6.8	(80%)
Non-GAAP adjustments to pretax income	5.8	6.4
Adjusted pretax income*	7.2	13.2	(45%)
Pretax margin	2.2%	7.6%
Adjusted pretax margin*	11.5%	14.8%
* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for an explanation and reconciliation of non-GAAP adjustments.

Operating revenues for the real estate solutions segment decreased $26.8 million, or 30 percent, in the first quarter 2023 compared to the first quarter 2022, primarily due to lower transaction volumes resulting from the current higher interest rate environment. Combined employee costs and other operating expenses decreased $20.8 million, or 27 percent, in the first quarter 2023, consistent with lower operating revenues. Included in the total non-GAAP adjustments to pretax income were acquired intangible asset amortization expenses in the first quarters 2023 and 2022 of $5.8 million and $6.4 million, respectively.

Corporate and Other Segment

Net expenses attributable to corporate operations during the first quarter 2023 were $10.9 million compared to $8.9 million in the prior year quarter. Segment results for the first quarter 2022 included a real estate brokerage company that was sold in the second quarter 2022.

Expenses

Consolidated employee costs in the first quarter 2023 decreased $34.4 million, or 17 percent, compared to the prior year quarter, primarily due to lower salaries and benefits expenses, incentive compensation and temporary labor costs as a result of lower volumes and average headcount. As a percentage of total operating revenues, consolidated employee costs increased to 32.8 percent for the first quarter 2023 compared to 24.3 percent in the prior year quarter, primarily due to lower operating revenues in the first quarter 2023.

Total other operating expenses in the first quarter 2023 decreased $69.0 million, or 36 percent, compared to the prior year quarter, primarily as a result of reduced costs tied to lower title and real estate solutions revenues. As a percentage of total operating revenues, consolidated other operating expenses for the first quarter 2023 were 23.2 percent compared to 22.5 percent in the first quarter 2022.

Other

Net cash used by operations in the first quarter 2023 was $51.1 million compared to net cash provided by operations of $34.9 million in the first quarter 2022, primarily driven by the net loss for the first quarter 2023.

First quarter Earnings Call

Stewart will hold a conference call to discuss the first quarter 2023 earnings at 8:30 a.m. Eastern Time on Thursday, April 27, 2023. To participate, dial (800) 343-4849 (USA) or (203) 518-9843 (International) - access code STCQ123. Additionally, participants can listen to the conference call through Stewart's Investor Relations website at http://investors.stewart.com/news-and-events/events/default.aspx. The conference call replay will be available from 11:00 a.m. Eastern Time on April 27, 2023 until midnight on May 4, 2023 by dialing (800) 839-3020 or (402) 220-7234 (International).

About Stewart

Stewart (NYSE:STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage and real estate industries, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. More information can be found at http://www.stewart.com, subscribe to the Stewart blog at http://blog.stewart.com or follow Stewart on Twitter® @stewarttitleco.

Cautionary statement regarding forward-looking statements. Certain statements in this earnings release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements relate to future, not past, events and often address our expected future business and financial performance. These statements often contain words such as "may," "expect," "anticipate," "intend," "plan," "believe," "seek," "will," "foresee" or other similar words. Forward-looking statements by their nature are subject to various risks and uncertainties that could cause our actual results to be materially different than those expressed in the forward-looking statements. These risks and uncertainties include, among other things, the volatility of economic conditions; adverse changes in the level of real estate activity; changes in mortgage interest rates, existing and new home sales, and availability of mortgage financing; our ability to respond to and implement technology changes, including the completion of the implementation of our enterprise systems; the impact of unanticipated title losses or the need to strengthen our policy loss reserves; any effect of title losses on our cash flows and financial condition; the ability to attract and retain highly productive sales associates; the impact of vetting our agency operations for quality and profitability; independent agency remittance rates; changes to the participants in the secondary mortgage market and the rate of refinancing that affects the demand for title insurance products; regulatory non-compliance, fraud or defalcations by our title insurance agencies or employees; our ability to timely and cost-effectively respond to significant industry changes and introduce new products and services; the outcome of pending litigation; the impact of changes in governmental and insurance regulations, including any future reductions in the pricing of title insurance products and services; our dependence on our operating subsidiaries as a source of cash flow; our ability to access the equity and debt financing markets when and if needed; our ability to grow our international operations; seasonality and weather; and our ability to respond to the actions of our competitors. These risks and uncertainties, as well as others, are discussed in more detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022, and if applicable, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K filed subsequently. All forward-looking statements included in this earnings release are expressly qualified in their entirety by such cautionary statements. We expressly disclaim any obligation to update, amend or clarify any forward-looking statements contained in this earnings release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

ST-IR

STEWART INFORMATION SERVICES CORPORATION CONDENSED STATEMENTS OF OPERATIONS (Unaudited) (In thousands of dollars, except per share amounts and except where noted)

	Quarter Ended March 31,
	2023	2022
Revenues:
Title revenues:
Direct operations	207,871	317,834
Agency operations	249,021	404,145
Real estate solutions and other	62,592	123,230
Total operating revenues	519,484	845,209
Investment income	6,599	3,622
Net realized and unrealized (losses) gains	(1,778)	4,085
	524,305	852,916
Expenses:
Amounts retained by agencies	205,738	331,191
Employee costs	170,551	204,982
Other operating expenses	120,743	189,751
Title losses and related claims	17,674	29,221
Depreciation and amortization	14,906	13,748
Interest	4,849	4,412
	534,461	773,305
(Loss) income before taxes and noncontrolling interests	(10,156)	79,611
Income tax benefit (expense)	4,938	(17,699)
Net (loss) income	(5,218)	61,912
Less net income attributable to noncontrolling interests	2,972	4,015
Net (loss) income attributable to Stewart	(8,190)	57,897

Net (loss) earnings per diluted share attributable to Stewart	(0.30)	2.11
Diluted average shares outstanding (000)	27,201	27,444

Selected financial information:
Net cash (used) provided by operations	(51,062)	34,875
Other comprehensive income (loss)	7,307	(19,463)

First Quarter Domestic Order Counts:
Opened Orders 2023:	Jan	Feb	Mar	Total	Closed Orders 2023:	Jan	Feb	Mar	Total
Commercial	1,156	1,204	1,482	3,842	Commercial	1,186	1,103	1,635	3,924
Purchase	15,242	15,750	18,477	49,469	Purchase	8,991	9,668	12,969	31,628
Refinancing	5,072	5,219	5,838	16,129	Refinancing	2,860	2,865	3,888	9,613
Other	1,394	1,394	1,633	4,421	Other	1,006	792	936	2,734
Total	22,864	23,567	27,430	73,861	Total	14,043	14,428	19,428	47,899

Opened Orders 2022:	Jan	Feb	Mar	Total	Closed Orders 2022:	Jan	Feb	Mar	Total
Commercial	1,595	1,971	2,476	6,042	Commercial	1,314	1,227	1,890	4,431
Purchase	20,511	22,498	25,489	68,498	Purchase	14,322	14,761	18,243	47,326
Refinancing	14,557	12,863	13,154	40,574	Refinancing	11,926	11,023	11,538	34,487
Other	388	637	617	1,642	Other	360	664	616	1,640
Total	37,050	37,969	41,736	116,755	Total	27,923	27,675	32,287	87,885

STEWART INFORMATION SERVICES CORPORATION CONDENSED BALANCE SHEETS (Unaudited) (In thousands of dollars)
	March 31, 2023	December 31, 2022
Assets:
Cash and cash equivalents	174,815	248,367
Short-term investments	26,407	24,318
Investments in debt and equity securities, at fair value	689,755	710,083
Receivables – premiums from agencies	37,231	39,921
Receivables – other	101,076	85,111
Allowance for uncollectible amounts	(7,440)	(7,309)
Property and equipment, net	80,680	81,539
Operating lease assets, net	128,192	127,830
Title plants	73,358	73,358
Goodwill	1,094,406	1,072,982
Intangible assets, net of amortization	190,827	199,084
Deferred tax assets	2,586	2,590
Other assets	87,167	80,005
	2,679,060	2,737,879
Liabilities:
Notes payable	445,067	447,006
Accounts payable and accrued liabilities	163,001	196,541
Operating lease liabilities	147,594	148,003
Estimated title losses	533,415	549,448
Deferred tax liabilities	30,231	26,616
	1,319,308	1,367,614
Stockholders' equity:
Common Stock and additional paid-in capital	327,823	324,344
Retained earnings	1,071,320	1,091,816
Accumulated other comprehensive loss	(44,036)	(51,343)
Treasury stock	(2,666)	(2,666)
Stockholders' equity attributable to Stewart	1,352,441	1,362,151
Noncontrolling interests	7,311	8,114
Total stockholders' equity	1,359,752	1,370,265
	2,679,060	2,737,879
Number of shares outstanding (000)	27,245	27,130
Book value per share	49.64	50.21

STEWART INFORMATION SERVICES CORPORATION SEGMENT INFORMATION (In thousands of dollars)

Quarter Ended:	March 31, 2023				March 31, 2022
	Title	Real Estate Solutions	Corporate and Other	Total	Title	Real Estate Solutions	Corporate and Other	Total
Revenues:
Operating revenues	456,892	62,592	-	519,484	721,979	89,377	33,853	845,209
Investment income	6,566	33	-	6,599	3,608	14	-	3,622
Net realized and unrealized (losses) gains	(1,813)	-	35	(1,778)	3,772	-	313	4,085
	461,645	62,625	35	524,305	729,359	89,391	34,166	852,916
Expenses:
Amounts retained by agencies	205,738	-	-	205,738	331,191	-	-	331,191
Employee costs	154,277	12,434	3,840	170,551	185,027	13,407	6,548	204,982
Other operating expenses	76,167	42,525	2,051	120,743	94,995	62,397	32,359	189,751
Title losses and related claims	17,674	-	-	17,674	29,221	-	-	29,221
Depreciation and amortization	8,104	6,300	502	14,906	6,141	6,796	811	13,748
Interest	349	-	4,500	4,849	1	-	4,411	4,412
	462,309	61,259	10,893	534,461	646,576	82,600	44,129	773,305
(Loss) income before taxes	(664)	1,366	(10,858)	(10,156)	82,783	6,791	(9,963)	79,611

Appendix A
Non-GAAP Adjustments

Management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (GAAP) to analyze its performance. These include: (1) adjusted revenues, which are reported revenues adjusted for net realized and unrealized gains and losses, and other adjustments (revenues of sold real estate brokerage company), and (2) adjusted pretax income (loss) and adjusted net income (loss), which are reported pretax income (loss) and reported net income (loss) after earnings from noncontrolling interests, respectively, adjusted for net realized and unrealized gains and losses and other adjustments (pretax results of sold real estate brokerage company). Adjusted diluted earnings (loss) per share (adjusted diluted EPS) is calculated using adjusted net income (loss) divided by the diluted average weighted outstanding shares. In addition to these adjustments, acquired intangible asset amortization are excluded in the calculation of adjusted pretax income (loss) for the title and real estate solutions segments. Management views these measures as important performance measures of core profitability for its operations and as key components of its internal financial reporting. Management believes investors benefit from having access to the same financial measures that management uses.

Below are reconciliations of the non-GAAP financial measurements used by management to the most directly comparable GAAP measures for the quarter ended March 31, 2023 and 2022 (dollars in millions, except share and per share amounts, and amounts may not add as presented due to rounding).

	Quarter Ended March 31,
	2023	2022	% Chg
Consolidated Stewart:
Total revenues	524.3	852.9	(39%)
Non-GAAP revenue adjustments:
Net realized and unrealized loss (gains)	1.8	(4.1)
Other adjustments	-	(33.9)
Adjusted total revenues	526.1	815.0	(35%)

Pretax (loss) income	(10.2)	79.6	(113%)
Non-GAAP pretax adjustments:
Net realized and unrealized losses (gains)	1.8	(4.1)
Other adjustments	-	1.4
Adjusted pretax (loss) income	(8.4)	76.9	(111%)
Pretax margin	(1.9%)	9.3%
Adjusted pretax margin	(1.6%)	9.4%

Net (loss) income attributable to Stewart	(8.2)	57.9	(114%)
Non-GAAP pretax adjustments:
Net realized and unrealized losses (gains)	1.8	(4.1)
Other adjustments	-	1.4
Net tax effects of non-GAAP adjustments	(0.4)	0.6
Non-GAAP adjustments, after taxes	1.4	(2.1)
Adjusted net (loss) income attributable to Stewart	(6.8)	55.8	(112%)

Diluted average shares outstanding (000)	27,201	27,444
Net (loss) income per share	(0.30)	2.11
Adjusted net (loss) income per share	(0.25)	2.03

	Quarter Ended March 31,
	2023	2022	% Chg
Title Segment:
Revenues	461.6	729.4	(37%)
Net realized and unrealized losses (gains)	1.8	(3.8)
Adjusted revenues	463.5	725.6	(36%)
Pretax (loss) income	(0.7)	82.8	(101%)
Non-GAAP revenue adjustments:
Net realized and unrealized losses (gains)	1.8	(3.8)
Acquired intangible asset amortization	2.8	1.8
Adjusted pretax income	3.9	80.8	(95%)
Pretax margin	(0.1%)	11.4%
Adjusted pretax margin	0.8%	11.1%
Real Estate Solutions Segment:
Revenues	62.6	89.4	(30%)
Pretax income	1.4	6.8	(80%)
Non-GAAP revenue adjustments:
Acquired intangible asset amortization	5.8	6.4
Adjusted pretax income	7.2	13.2	(45%)
Pretax margin	2.2%	7.6%
Adjusted pretax margin	11.5%	14.8%

CONTACT: Brian Glaze / David Hisey, Investor Relations, (713) 625-8761